                                                                    EXHIBIT 10.1

                               TABLE OF CONTENTS

SECTION 1.
    TERM.........................................................    1
SECTION 2.
    RENT ........................................................    1
SECTION 3.
    QUIET ENJOYMENT .............................................    2
SECTION 4.
    USE OF THE PREMISES .........................................    3
SECTION 5.
    NET LEASE ...................................................    3
SECTION 6.
    PAYMENT OF TAXES, ASSESSMENTS AND OTHER CHARGES .............    4
SECTION 7.
    LIENS AND ENCUMBRANCES ......................................    4
SECTION 8.
    ASSIGNMENT AND SUBLETTING ...................................    5
SECTION 9.
    INSURANCE ...................................................    7
SECTION 10.
    INDEMNIFICATION .............................................    9
SECTION 11.
    LANDLORD'S RIGHT TO PERFORM TENANT'S UNDERTAKINGS ...........    9
SECTION 12.
    REPAIR AND MAINTENANCE OF THE PROPERTY ......................    9
SECTION 13.
    ALTERATIONS AND IMPROVEMENTS ................................   12
SECTION 14.
    INSPECTION OF, AND ACCESS TO, THE PREMISES ..................   12
SECTION 15.
    UTILITY CHARGES .............................................   13
SECTION 16.
    CONDITIONAL LIMITATIONS - DEFAULT PROVISIONS ................   13
SECTION 17.
    ESTOPPEL CERTIFICATES .......................................   15
SECTION 18.
    LIMITATIONS OF LANDLORD'S LIABILITY .........................   16
SECTION 19.
    COVENANTS TO RUN WITH THE LAND ..............................   16
SECTION 20.
    SURRENDER ...................................................   17
SECTION 21.
    NOTICES .....................................................   17
SECTION 22.
    SEPARABILITY ................................................   18
SECTION 23.
    DAMAGE OR DESTRUCTION .......................................   18
SECTION 24.
    CONDEMNATION ................................................   19
SECTION 25.
    MODIFICATIONS ...............................................   20
SECTION 26.
    HAZARDOUS MATERIAL ..........................................   20
SECTION 27.
    SUBORDINATION/NON-DISTURBANCE ...............................   22
SECTION 28.
    TENANT ACCEPTS THE PREMISES "AS IS" .........................   22

SECTION 29.
    BANKRUPTCY ..................................................   22
SECTION 30.
    BROKERS .....................................................   23
SECTION 31.
    WAIVER OF JURY TRIAL AND COUNTERCLAIMS ......................   23
SECTION 32.
    WAIVER AND MODIFICATION .....................................   23
SECTION 33.
    OPTIONS TO RENEW ............................................   23
SECTION 34.
    CAPTIONS ....................................................   24
SECTION 35.
    DECLARATION OF GOVERNING LAW ................................   24
SECTION 36.
    HOLDING OVER ................................................   25
SECTION 37.
    SUCCESSORS AND ASSIGNS ......................................   25
SECTION 38.
    COUNTERPARTS ................................................   25

                                     LEASE

     THIS LEASE is made as of the 15th day of January, 1997, by and between PW ACQUISITIONS I, LLC, a Delaware limited liability company (hereinafter called "Landlord") and Perimmune, Inc., a Delaware corporation (hereinafter called "Tenant").

                              W I T N E S S E T H

     WHEREAS, Landlord is the owner of certain premises legally described as:

     Lot number five (5) in the subdivision known as "70-S Industrial Park", as per the plat thereof recorded among the Land Records for Montgomery County, Maryland, in Plat Book 87 at Plat 9281, and whose street address is 1330 Piccard Drive, Rockville, Maryland 20850-4373 (the "Premises").

     WHEREAS, the Premises consists of land and improvements, which improvements are known as Rockville I and Rockville II.

     WHEREAS, Tenant desires to lease the Premises and Landlord is willing to lease the same on the terms and conditions hereinafter set forth.

     NOW THEREFORE, Landlord, for and in consideration of the rents, covenants and agreements hereinafter contained on the part of Tenant to be paid, kept and performed, does hereby lease and demise unto Tenant, and Tenant hereby takes and hires from Landlord, the Premises together with all leasehold improvements and fixtures installed therein according to the terms and conditions set forth following.

                                   SECTION 1.

                                      TERM

     SECTION 1.1. The term of this Lease shall begin on January 15, 1997 and shall end on January 31, 2007 (the "Term") unless the term of this Lease shall sooner terminate as herein provided.

                                   SECTION 2.

                                      RENT

     SECTION 2.1. Tenant agrees, commencing on January 15, 1997, to pay Landlord fixed rent for the Premises as follows:

          (a) One Million Seven Hundred Fifty Thousand and 00/100 Dollars ($1,750,000.00) per annum for the period from January 15, 1997 through January 31, 2000;

          (b) One Million Seven Hundred Ninety Seven Thousand Five Hundred Thirty Six and 00/100 Dollars ($1,797,536.00) per annum for the period from February 1, 2000 through January 31, 2001;

          (c) One Million Eight Hundred Fifty One Thousand Four Hundred Sixty Two and 00/100 Dollars ($1,851,462.00) per annum for the period from February 1, 2001 through January 31, 2002;

          (d) One Million Nine Hundred Seven Thousand Eight and 00/100 Dollars ($1,907,008.00) per annum for the period from February 1, 2002 through January 31, 2003;

          (e) One Million Nine Hundred Eighty Four Thousand Two Hundred Sixteen and 00/100 Dollars ($1,984,216.00) per annum for the period from February 1, 2003 through January 31, 2004;

          (f) Two Million Twenty Three Thousand One Hundred Forty Three and 00/100 Dollars ($2,023,143.00) per annum for the period from February 1, 2004 through January 31, 2005;

          (g) Two Million Eighty Three Thousand Eight Hundred Thirty Seven and 00/100 Dollars ($2,083,837.00) per annum for the period from February 1, 2005 through January 31, 2006;

          (h) Two Million One Hundred Forty Six Thousand Three Hundred Fifty Two and 00/100 Dollars ($2,146,352.00) per annum for the period from February 1, 2006 through January 31, 2007;

     SECTION 2.2. In addition to fixed rent, Tenant agrees to pay as additional rent ("additional rent") at times hereinafter specified in this Lease any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure on Tenant's part to comply with agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after notice and lapse of applicable cure period.

     SECTION 2.3. Fixed rent and additional rent shall together be denominated "Rent". Rent shall be paid to Landlord, without abatement, deduction, or offset, in lawful money of the United States of America, at the office of Landlord or to such other person or at such other place as Landlord may from time to time designate in writing. In the event the Term commences or ends on a day other than the first day of a calendar month, then the Rent for such fraction of a month shall be prorated for such period on the basis of a thirty
(30) day month and shall be paid at the then current rate for such fractional month.

     SECTION 2.4. The fixed rent shall be payable in equal monthly installments in advance on the first day of each calendar month during the Term except that Tenant upon the execution hereof has delivered to Landlord by check, subject to collection, the sum of $79,973.12 which shall be credited by Landlord against the fixed rent payable by Tenant for the period from January 15, 1997 through January 31, 1997.

                                   SECTION 3.

                                QUIET ENJOYMENT

     SECTION 3.1. If Tenant shall pay the fixed rent and additional rent reserved under this Lease when the same shall become due, and shall keep all the covenants and agreements required by it to be kept during the Term and shall perform all of its other obligations hereunder, Landlord will not interfere with the peaceful and quiet occupation and enjoyment of the Premises by Tenant, which occupation and enjoyment shall be without hindrance, ejection or molestation by Landlord.

                                   SECTION 4.

                              USE OF THE PREMISES

          SECTION 4.1. Tenant may use and occupy the Premises for any lawful purpose permitted under the applicable zoning ordinance. Tenant shall at its sole cost and expense comply promptly with all statutes, rules, orders, ordinances, requirements and regulations of the city, county, state and federal governments and their departments and bureaus at any time applicable to the Premises, whether or not the same shall require structural changes or repairs, for the correction, prevention or abatement of any and all conditions of whatever nature in, upon or connected with the Premises, including all statutes, rules, orders, ordinances, requirements and regulations of any governmental authority or bureau or department applicable to the operation of the improvements thereto, whether or not any such statutes, rules, orders, ordinances, requirements or regulations involve a change of policy on the part of the authority enacting the same. Tenant shall observe and comply, at its expense, with the requirements of all policies of public liability, fire and other insurance at any time in force with respect to the Premises.

          SECTION 4.2. Tenant will not permit any unlawful occupation, business or trade to be conducted on the Premises or any use to be made thereof contrary to any statute, rule, order, ordinance, requirement or regulation of any governmental authority applicable thereto, nor will it use or occupy or permit the Premises to be used or occupied, nor do or permit anything to be done in or on the Premises or any part thereof, in a manner which would violate in any material respect any certificate of occupancy affecting the same, or cause structural injury in any material respect to the improvements or any part thereof, or constitute a public or private nuisance.

          SECTION 4.3. Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for all liabilities, costs and expenses arising out or in connection with the compliance of the Premises with the Americans with Disabilities Act, 42 U.S.C. Section 12101, et seq. (together with regulations promulgated pursuant thereto, "ADA") and Tenant shall indemnify, defend and hold harmless Landlord from and against any loss, cost, liability or expense (including reasonable attorneys' fees and disbursements) arising out of any failure of the Premises to comply with the ADA.


                                   SECTION 5.

                                   NET LEASE

          SECTION 5.1. The fixed rent shall be absolutely net to Landlord, so that this Lease shall yield, net, to Landlord the full amount of the installments of fixed rent throughout the term, free of real estate taxes, assessments, charges, impositions and other costs, expenses and obligations and all such real estate taxes, assessments, charges, impositions and other costs, expenses and obligations of every kind and nature (including, without limitation, a management fee payable to Landlord in an amount equal to one percent of the fixed rent) which may relate to or be attributable to the Premises, the ownership thereof or the use and/or occupancy of the Premises during the Term shall be paid by Tenant.

          SECTION 5.2. Except as otherwise expressly provided herein or in any other agreement between the parties, this Lease shall not terminate, nor shall the obligations of Tenant hereunder be otherwise affected, by reason of any prohibition, limitation or restriction of Tenant's use of the Premises, or the interference with such use by any private person or corporation, any default by Landlord under any provision of this Lease, or any other agreement to which Landlord and Tenant may be parties, or for any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding, it being the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that the fixed rent and additional rent reserved hereunder shall continue to be payable in all events and the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall be terminated pursuant to an express provision of this Lease.

                                   SECTION 6.

                PAYMENT OF TAXES, ASSESSMENTS AND OTHER CHARGES

     SECTION 6.1 Tenant shall pay, as additional rent, all real estate taxes (including personal property taxes, if any), assessments, water and sewer rents, rates and charges, charges for public utilities, excises, levies, license and permit fees and other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever, which at any time prior to or during the Term were or may be assessed, levied, confirmed, imposed upon or grow or become due and payable out of or in respect of, or become a lien on, the Premises or any part thereof or any appurtenances thereto, any use or occupation of the Premises, or such franchises as may be appurtenant to the use of the Premises (all of the foregoing being hereinafter referred to as "Impositions"). Tenant shall, within a reasonable time after payment of any of the Impositions, deliver to Landlord receipts evidencing payment of all such Impositions. Tenant, however, shall not be required to pay, discharge or remove any Imposition against the Premises or any part thereof so long as Tenant shall in good faith diligently proceed, without cost or expense to Landlord, to contest the same, or the validity thereof, by appropriate legal proceedings which shall operate to prevent the collection of the Imposition so contested and/or the sale of the Premises, or any part thereof, to satisfy the same, provided Tenant shall prevent any sale or forfeiture of the Premises, or any part thereof, by reason of such non-payment. Tenant may pay any Imposition in installments, if payment may be so made without fine or penalty. Unless this Lease shall have terminated as a result of a default by Tenant, all the Impositions for the tax year in which this Lease shall terminate shall be apportioned between Landlord and Tenant including any Imposition which Tenant has elected to pay in installments. If this Lease shall have terminated by reason of Tenant's default, all Impositions then outstanding shall be paid in full by Tenant.

     SECTION 6.2. Nothing in this Lease contained shall require Tenant to pay any income, franchise, corporate, estate, inheritance, succession, capital levy, stamp tax or transfer tax of Landlord, or any income, excess profits or revenue tax or any other tax, assessment, charge, or levy upon the fixed rent or additional rent; provided, however, that if any time during the Term a tax or excise on rents or other tax, however described, is levied or assessed against Landlord or the fixed rent, in lieu of or as a substitute in whole or in part for taxes and assessments commonly known as real estate taxes, Tenant shall pay and discharge such tax or excise on rents or other tax.

                                   SECTION 7.

                             LIENS AND ENCUMBRANCES

     SECTION 7.1. Tenant will not create or permit to be created or to remain, and will discharge or bond at its sole cost and expense, all liens (including the liens of mechanics, laborers or materialmen for work, labor, services or materials done or furnished or alleged to have been done or furnished with respect to the Premises), encumbrances and other charges upon the Premises or any part thereof or upon the fixed rent or additional rent payable hereunder or upon Tenant's leasehold interest in the Premises, except such liens, encumbrances or charges as may be placed upon the Premises by the act of Landlord.

     SECTION 7.2. If any such lien, encumbrances or charge shall at any time be filed or asserted against the Premises or any part thereof, or upon the fixed rent or any additional rent payable hereunder, or upon Tenant's leasehold interest in the Premises, Tenant shall cause the same to be discharged or bonded within sixty (60) days or such shorter period as required by any mortgage affecting the Premises after notice of default as provided in Section 16.1(i)(b).

     SECTION 7.3. Nothing contained in this Lease shall be construed as constituting the consent or request of Landlord expressed or implied, to any contractor, subcontractor, laborer or materialman for the performance of any labor or services or materials furnished to Tenant, or to anyone holding the Premises or any part thereof through or under Tenant, and that no mechanics' or other liens for any such labor or materials shall attach to or affect the fee or interest of Landlord in and to the Premises, except for such labor, services or materials furnished at Tenant's request to cure a default of Landlord hereunder.

     SECTION 7.4. Notwithstanding any contrary provision herein, Tenant shall have the right to contest, in good faith and by appropriate legal proceedings, the validity or amount of any mechanic's lien or encumbrance without having to discharge or bond the same; unless discharge or bonding is required by a mortgagee of the Premises.

                                   SECTION 8.

                            ASSIGNMENT AND SUBLETTING

     SECTION 8.1. Except as hereinafter provided, Tenant shall not, either voluntarily or by operation of law, directly or indirectly, sell, hypothecate, assign, pledge, encumber or otherwise transfer this Lease, or sublet the Premises or any part hereof, or permit or suffer the Demised Premises or any part thereof to be used or occupied as work space, storage space, mailing privileges, concession or otherwise by anyone other than Tenant or Tenant's employees, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld.

     SECTION 8.2. If Tenant is a corporation, the shares of which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby twenty-five percent (25%) or more of the issued and outstanding shares of such corporation are or the voting control is transferred (but excepting transfers upon deaths of individual shareholders) from a person or persons or entity or entities which were owners thereof at the time of execution of this Lease to persons or entities who were not owners of shares of the corporation at the time of execution of this Lease shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in Section 8.1 above. Notwithstanding the foregoing, neither (a) a transfer of shares to an investor or investors in a private placement raising for Tenant in excess of $5,000,000 nor (b) a public offering by Tenant of its shares shall be deemed an assignment of this Lease requiring the consent of Landlord.

     SECTION 8.3. If Tenant desires to assign this Lease to any entity into which Tenant is merged, with which Tenant is consolidated, or which acquires all or substantially all of the assets of Tenant, provided that the assignee first executes, acknowledge and delivers to Landlord an agreement whereby the assignee agrees to be bound by all of the covenants and agreements in this Lease and that the assignee shall have a net worth (determined in accordance with generally accepted accounting principles consistently applied) immediately after such assignment which is at least equal to the net worth (as so determined) of Tenant immediately prior to the assignment (or as of the date hereof, if greater), then Landlord, upon receipt of proof of the foregoing, will consent to the assignment.

       SECTION 8.4. In the event Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises, then at least forty-five (45) days, but not more than ninety (90) days, prior to the date when Tenant desires the assignment or sublease to be effective (the "Assignment Date"), Tenant shall give Landlord a notice (the "Assignment Notice") containing information (including references) concerning the character of the proposed assignee or sublessee, the Assignment Date, any ownership or commercial relationship between Tenant and the proposed assignee or sublessee, and the consideration and all other material terms and conditions of the proposed assignment or sublease, all in such detail as Landlord shall reasonably require. Tenant shall also tender to Landlord, reasonable attorneys fees and other costs or overhead expenses incurred by Landlord in reviewing Tenant's request for such consent.

       SECTION 8.5. Landlord, in making its determination as to whether consent should be given to a proposed assignment or sublease, may give consideration to the financial strength of such successor (notwithstanding the assignor remaining liable for Tenant's performance), and any such change in use which such successor proposes to make in the use of the Premises from the use by Tenant on the date hereof, i.e., clinical scientific research. In no event shall Landlord be deemed to be unreasonable for declining to consent to transfer to a successor of poor reputation, lacking financial qualifications, or seeking change in use.

       SECTION 8.6. As conditions precedent to Landlord considering a request by Tenant to Tenant's transfer of rights or sharing of the Premises, Landlord may require any or all of the following:

              (a) Tenant shall remain fully liable under this Lease during the unexpired Term;

              (b) Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord that the value of Landlord's interest under this Lease will not thereby be diminished or reduced. Such evidence shall include, but need not be limited to, evidence respecting the relevant business experience and financial responsibility and status of the third party concerned;

              (c) Tenant shall reimburse Landlord for Landlord's actual costs and expenses, including, without limitation, reasonable attorneys' fees, charges and disbursements incurred in connection with the review, processing and documentation of such request;

              (d) Written agreement from any third party concerned that in the event Landlord gives such third party notice that Tenant is in default under this Lease, such third party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability on Landlord except to credit such payment against those due under this Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however that in no event shall Landlord or its successors or assigns be obligated to accept such attornment;

              (e) Any such transfer and consent shall be effected on forms reasonably approved by Landlord as to form and substance;

              (f) Tenant shall not then be in default hereunder in any material respect;

              (g) Landlord shall not be bound in any provision of any agreement pertaining to Tenant's transfer of rights or sharing of the Premises; and

              (h) Tenant shall deliver to Landlord one executed copy of any and all written instruments evidencing or relating to Tenant's transfer of rights or sharing of the Premises;

              (i) A list of Hazardous Materials (as defined in Section 26.6 below), certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use or store in the Premises. Additionally, Tenant shall deliver to Landlord, on or before the date any proposed assignee or sublessee takes occupancy of the Premises all of the items relating to Hazardous Material of such proposed assignee or sublessee as described in Section 26.2 below; and

              (j) If Tenant's transfer of rights or sharing of the Premises provides for the receipt by, on behalf or on account of Tenant of any consideration of any kind whatsoever (including, without limitation, a premium rental for a sublease or lump sum payment for an assignment) in excess of the Rent and other charges payable by Tenant under this Lease, Tenant shall pay all of said excess to Landlord. If said consideration consists of cash paid to Tenant, said payment to Landlord shall be made upon receipt by Tenant of said cash payment.

       SECTION 8.7. Any sale, assignment, hypothecation or transfer of this Lease or subletting of the Premises that is not in compliance with the provisions of this Section 8 shall be void and shall, at the option of Landlord, terminate this Lease.

       SECTION 8.8. The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or sublessee of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under the Lease.

       SECTION 8.9. Notwithstanding any subletting or assignment, Tenant shall remain fully and primarily liable for the payment of all rent and other sums due, or to become due hereunder, and for the full performance of all other terms, conditions, and covenants to be kept and performed by Tenant. The acceptance of Rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.


                                   SECTION 9.

                                   INSURANCE

       SECTION 9.1. All insurance provided for in this Section 9 shall be effected under valid and enforceable policies issued by insurers of recognized responsibility which are approved in writing by Landlord, with such approval not to be unreasonably withheld. All coverages provided by Tenant may be purchased under blanket insurance policies held by Tenant, provided that a specific coverage amount satisfying the provisions of this Article has been assigned to the Premises.

       SECTION 9.2. During the Term Landlord shall carry insurance upon the Premises, in an amount equal to full replacement cost (exclusive of the costs of excavation, foundations, and footings, and without reference to depreciation taken by Landlord upon its books or tax returns) or such lesser coverage as Landlord may elect provided such coverage is not less than ninety percent (90%) of such full replacement cost or the amount of such insurance Landlord's mortgage lender requires Landlord to maintain providing protection against any peril generally included within the classification "Fire and Extended Coverage" together with insurance against sprinkler damage (if applicable), vandalism and malicious mischief. Landlord, subject to availability thereof, shall further insure as Landlord deems appropriate against flood, environmental hazard and earthquake, loss or failure of building equipment, rental loss during the period of repair or rebuild, workmen's compensation insurance and fidelity bonds for employees employed to perform services. Tenant, as additional rent, shall reimburse Landlord for the premiums paid by Landlord for the insurance policies procured by Landlord pursuant to this Section, provided, however, that Tenant shall not be obligated to reimburse Landlord an amount greater than a commercially competitive premium rate.

     SECTION 9.3. During the Term, Tenant shall, at its sole cost and expense, maintain on all fixtures, furnishings, equipment and merchandise located in the Premises, and on trade fixtures, furnishings, equipment, and merchandise of others, which are in Tenant's possession located within the Premises, a policy or policies of fire insurance with a standard form extended coverage endorsement to the extent of at least ninety (90%) percent of their cost value.

     SECTION 9.4. During the Term, Tenant shall maintain broad form commercial general liability insurance (written on an occurrence basis and including contractual liability coverage) against claims for bodily injury, death or property damage occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways, such insurance to be in an amount not less than $5,000,000 combined single limit per occurrence. Policies for such insurance shall be for the mutual benefit of Landlord and Tenant.

     SECTION 9.5. During the Term, Tenant shall maintain business interruption insurance in an amount at least equal to eighteen months fixed rent, Impositions and insurance premiums.

     SECTION 9.6. All policies of insurance required to be maintained by Tenant pursuant to this Section 9 shall insure Landlord and Tenant as their respective interests may appear. The originals of all policies required by this Section 9 (or certificates from the insurers evidencing the existence thereof) shall be filed with Landlord. All such policies shall contain an undertaking by the respective insurers, to the extent obtainable, that such policies shall not be canceled or have their coverage materially altered without thirty (30) days prior written notice to Landlord and Tenant. Not less than thirty (30) days prior to the expiration dates of the policies, originals of the renewal policies (or such certificates from the insurers) shall be deposited with the Landlord, and evidence satisfactory to the Landlord that such policies are in full force and effect and are non-cancellable without thirty (30) days prior written notice to Landlord shall be furnished to Landlord. Tenant shall, upon request of Landlord, deliver to Landlord the originals of all such policies. Binders committing the insurers to issue the insurance policies required by this Section 9 shall be accepted by Landlord if such policies are not obtainable by Tenant at the time in question because of (i) any improvements then under construction, or (ii) any other cause of temporary duration.

     SECTION 9.7. If the Premises are encumbered by a mortgage, indenture, or deed of trust ("Mortgage"), every such insurance policy (other than liability insurance policies) shall bear a standard first mortgagee endorsement in favor of the mortgagee of Landlord's interest in the Premises, or the trustee under a mortgage or deed of trust of such interest (such mortgagee or trustee being referred to herein as a mortgagee), and losses under any such policy shall be made payable to the mortgagee, and any recoveries under any such policy shall be applied by the mortgagee as provided in any such Mortgage. To the extent any Mortgage does not require payment to the Mortgagee of all insurance proceeds, such proceeds shall be payable to Landlord and Tenant, as their interests appear. Each party shall use reasonable efforts to include in each such policy an agreement by the insurer that it waives all rights of subrogation against Tenant and Landlord, that it will not cancel such policy except after thirty
(30) days prior written notice to Landlord and the mortgagee, and that any loss thereunder shall be payable notwithstanding any act or negligence of Tenant or Landlord.

     SECTION 9.8. Each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty. To the extent such insurance is in force and collectible and to the extent permitted by law, Landlord and Tenant each hereby releases and waives all rights of recovery against the other.

     SECTION 9.9. Tenant shall not take out separate insurance concurrent in form or contributing in the event of loss with that required in this Section 9 to be furnished by Tenant unless Landlord is included therein as a named insured, with standard first mortgagee endorsement and loss payable as in this Lease provided. Tenant shall immediately notify Landlord whenever any such separate insurance is taken out and shall deliver policies or certificates therefor as provided in this Section 9. Landlord may require insurance policy limits to be raised to conform with requirements of Landlord's mortgagee, provided that such policy limits are not in excess of those that prudent owners of properties similar to the Premises maintain.

                                  SECTION 10.

                                INDEMNIFICATION

     SECTION 10.1. Tenant agrees to indemnify, defend and save Landlord harmless from and against any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys' fees, charges and disbursements), for injury or death to person or injury to property occurring within or about the Premises, arising directly or indirectly out of Tenant's, its employees, agents or guests use or occupancy of the Premises or a breach or default by Tenant in the performance of any of its obligations hereunder, unless caused solely by the willful act or negligence of the Landlord.

                                  SECTION 11.

               LANDLORD'S RIGHT TO PERFORM TENANT'S UNDERTAKINGS

     SECTION 11.1. Except as otherwise provided herein with respect to contested Impositions, if Tenant shall fail to pay any Imposition pursuant to
Section 6, or to take out, pay for, maintain or deliver any policy of insurance required by Section 9, or to make any other payment or perform any other act on its part to be made or performed as provided in this Lease, Landlord may, but shall not be obligated to, upon three (3) days notice and demand upon Tenant and without waiving or releasing Tenant from any obligation contained in this Lease, pay any such Imposition, effect any such insurance coverage and pay premiums therefor, and make any such other reasonable payment or perform any such other act on the part of Tenant to be made and performed as provided in this Lease, and in exercising any such right may pay all necessary, reasonable attorneys' fees. All sums paid by Landlord pursuant to this Section 11 and all necessary and incidental costs with respect thereto, together with interest at the rate of two (2%) percent over the prime rate of Wells Fargo Bank, NA, San Francisco, California from the date of making of such payment or the incurring of such costs by Landlord, shall be repaid by Tenant to Landlord on demand. Tenant will pay to Landlord any such sums and costs, with interest as aforesaid, and Landlord shall have (in addition to all other rights and remedies of Landlord) the same rights and remedies in the event of the nonpayment or late payment thereof by Tenant as in the case of default in the payment of fixed rent.

                                  SECTION 12.

                     REPAIR AND MAINTENANCE OF THE PROPERTY

     SECTION 12.1. This is a net lease, and except as expressly stated herein, Landlord shall have no duty, obligation or covenant to make any repairs or replacements to the Premises of any kind or nature whatsoever, structural, nonstructural, foreseen or unforeseen, and whether or not imposed by law, including without limitation duties imposed upon building owners by the Americans for Disabilities Act, laws prohibiting chlorofluorocarbons ("CFC's"), or like legislation.

     SECTION 12.2. Tenant shall, at its sole cost and expense, maintain the Premises as a first-class facility in no less than its current state of repair (including necessary replacements to components thereof when continuing repairs are no longer economic from the view of a long-term property owner) and shall take good care of the Premises and every part thereof (including the sidewalks and driveways on or adjacent to the Premises); make all necessary repairs and replacements to the Premises, ordinary and extraordinary, foreseen and unforeseen. When used in this Section 12 the term "repairs" includes replacements or renewals when necessary.

     SECTION 12.3. Subject to the provisions of Section 12.6, all alterations, new structures, changes, additions, repairs and improvements to the Premises, and the improvements located thereon at any time, are and shall become part of the realty and the property of Landlord.

     SECTION 12.4. Tenant may install, place or erect upon the Premises any machinery, equipment, furniture, trade fixtures or other personal property, and all such personal property (but not property which is or shall become the property of Landlord pursuant to Section 12.3) installed, placed or erected on the Premises by Tenant, whether or not attached to the Premises, may be removed by Tenant at the expiration or earlier termination of the Term or at any time prior thereto, and all such property shall be and remain the personal property of Tenant; provided, that in removing any such property, Tenant shall repair all damages caused by such removal. Systems integral to the operation of the Premises as a clinical research facility shall, in no event, be deemed personal property of Tenant, shall be deemed part of the realty and the property of Landlord and upon the expiration or earlier termination of this Lease shall remain upon and be surrendered with the Premises as a part thereof. Such systems shall include, without limitation, exterior venting fume hoods, special water treatment systems (e.g., reverse osmosis and water purification), vacuum systems, walk-in climatized rooms, gas distribution systems, autoclaves and associated glassware dryers, heating, ventilating and air-conditioning systems, electrical distribution systems, piping, conduit and plumbing systems, electrical panels, air-handlers, chillers, boilers, heaters, steam generators, cage washers and pumps.

     SECTION 12.5. Landlord shall not be obligated to provide janitorial and trash removal services to the Premises. Tenant will at its sole cost and expense, provide for ground maintenance and snow removal for the grounds and parking areas of the Premises. Extraordinary grounds and parking lot maintenance to such grounds and parking lot required to be maintained by Tenant shall be the responsibility of Tenant.

     SECTION 12.6. Tenant hereby expressly waives any right to make repairs at the expense of Landlord as may be provided by any statute or law in effect at the time of the execution of this Lease or which may be hereafter enacted.

     SECTION 12.7. In the event, that Tenant is required by Landlord to effect a repair to the Premises during the last 5 years of the Term or during any Renewal Term which repair is in the nature of a replacement that is of a capital nature (e.g., the replacement of the roof of the Premises) and the cost of such capital improvement will be in excess of Two Hundred Thousand Dollars ($200,000), upon request by Tenant to Landlord, Landlord shall advance the cost of such capital improvement to Tenant as the work progresses in the same manner and pursuant to provisions similar to those set forth in Section 23.2. Sums advanced by Landlord shall be repaid by Tenant, together with interest in arrears at an annual rate of interest equal to the Prime Rate (as hereinafter defined) plus two percent (2%), as additional rent, in equal monthly installments on the first day of each month in such amount as shall fully amortize the sum advanced over the five (5) year period commencing on the day of the last advance by Landlord; provided however, that if the useful life of the capital improvement is less than five
(5) years, then the repayment period shall be equal to such useful life; and provided further, however, that Tenant shall have no obligation to make payments to Landlord after the expiration or earlier termination of the Term, other than the earlier termination of the Term due to the default of Tenant. Notwithstanding the foregoing, during the period from the date of Landlord's first advance to the first day of the month following the month in which Landlord made its last advance, Tenant shall pay to Landlord on the first day of each calendar month interest only, at the Prime Rate. "Prime Rate" shall mean the rate announced, from time to time during the repayment period, by Wells Fargo Bank, N.A. as its prime rate.

     SECTION 12.8. The provisions and conditions set forth in Section 13 shall apply to work required to be done under this Section 12.

     SECTION 12.9. Tenant shall deposit with Chicago Title Insurance Company (the "Title Company") on the first day of each calendar month commencing on February 1, 1997 and continuing through January 1, 2002 the sum of $3,333.33 which sums shall be held by the Title Company in an interest-bearing account with the interest being credited to such account. Tenant shall have the right to request that the deposited sums be disbursed in accordance with the provisions set forth in that certain Escrow Agreement, dated as of the date hereof, among Landlord, Tenant and the Title Company (the "Escrow Agreement") to Tenant to pay for the work described in Category I of Exhibit A annexed hereto and made a part hereof. Tenant shall cause the Category 1 work to be performed when necessary or sooner if required by law, but in any event prior to the sixth (6th) anniversary of the date hereof. Each request for a disbursement shall be accompanied by (a) unconditional lien releases from all contractors and materialmen who performed any portion of the work in respect of which a disbursement is being requested, and (b) reasonably detailed invoices from such contractors and materialmen. Landlord and the Property Manager shall have the right to approve or disapprove all such requests as set forth in the Escrow Agreement. The monthly deposit amount is subject to adjustment upon receipt and approval by Landlord from Tenant of a proposal in respect of the Category 1 work obtained by Tenant from an elevator service company reasonably acceptable to Landlord.

     SECTION 12.10. Promptly following the date hereof Tenant shall cause the work described in Category 2 of Exhibit A to be commenced and shall cause such work to be diligently pursued over the ensuing four year period as and when required utilizing funds from Tenant's annual facilities budget. In any and all events all such work shall be completed prior to the fourth anniversary of the date hereof.

     SECTION 12.11. As necessary or sooner if required by law, Tenant, at its sole cost and expense, shall cause the work described in Category 3 of Exhibit A to be performed.

     SECTION 12.12. Promptly following the date hereof Tenant shall establish a comprehensive preventative maintenance program in accordance with that certain proposal, dated December 27, 1996, from Consolidated Engineering Services ("CES") and shall enter into a monitoring agreement with CES for a minimum of two (2) years. Tenant shall deliver to Landlord a copy of the monitoring agreement and a copy of the preventative maintenance program.

     SECTION 12.13. Landlord, Property Manager and their respective agents and representatives shall have the right to inspect the Premises for purposes of determining Tenant's compliance with the provisions of this Section, and Tenant shall promptly reimburse Landlord and Property Manager for the reasonable costs incurred in connection with such inspections. Upon Tenant's request, Landlord shall provide Tenant with copies of invoices of other accountings available to Landlord evidencing such expenses.

                                  SECTION 13.

                          ALTERATIONS AND IMPROVEMENTS

     SECTION 13.1. Tenant may, at its sole cost and expense, make alterations of and improvements to the Premises with the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant may similarly make substitutions and replacements for said improvements, provided that (i) the total market value and usefulness of the Premises shall not be lessened by reason of any such alteration, substitution, replacement, or improvement; (ii) any of the foregoing actions shall be done in good and workmanlike manner; and
(iii) all such alterations, substitutions, replacements and improvements shall be expeditiously completed in compliance with all laws, ordinances, orders, rules, regulations and requirements applicable thereto. All alterations, substitutions, replacements or improvements shall be performed only by architects, contractors, suppliers or mechanics approved by Landlord, such approval not to be unreasonably withheld. In seeking Landlord's consent or approval, Tenant shall provide Landlord, at least 14 days in advance of any proposed construction, with plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of such work as may be reasonably requested by Landlord. Tenant shall promptly pay for all such alterations, substitutions, replacements and improvements to the Premises, shall discharge any and all liens filed against the Premises arising out of such alterations, substitutions, replacements, or improvements, and upon the written reasonable request of Landlord shall deposit with Landlord a surety bond or other security satisfactory to Landlord to assure the completion of any such alterations, substitutions, replacements, or improvements. Tenant shall procure and pay for all required permits and licenses in connection with such alterations, substitutions, replacements, or improvements. Tenant shall provide Landlord with "as-built" plans showing any changes in the Premises.

     SECTION 13.2. Tenant shall give notice to Landlord before commencing any alterations of or improvements to the Premises having an estimated cost in excess of One Hundred Seventy-Five Thousand and No/100 ($175,000.00) Dollars, and shall serve or post any notices necessary to hold Landlord harmless, or which in the reasonable opinion of Landlord shall be necessary to hold Landlord harmless, from any claim or liability arising out of work done on the Premises by or at the direction of Tenant.

     SECTION 13.3. All such alterations and improvements constructed pursuant to this Lease, and all alterations, changes repairs and improvements constructed pursuant to Section 12 (except 12.4) of this Lease shall become part of the realty and the property of Landlord without any increase or decrease in rent payable hereunder by Tenant to Landlord during the Term.

                                  SECTION 14.

                   INSPECTION OF, AND ACCESS TO, THE PREMISES

     SECTION 14.1. Tenant will permit Landlord and any authorized representative of Landlord, subject to any applicable security regulations of Tenant, to enter the Premises at reasonable times during usual business hours for the purpose of inspecting the same and making any necessary repairs to the Premises and performing any work therein that may be necessary to comply with any laws, ordinances, orders, rules, regulations or requirements of any public authority, or that Landlord may deem necessary to prevent waste or deterioration of the Premises. Nothing herein shall imply any duty upon the part of Landlord to do, or pay for, any work which under any provision of this Lease Tenant is required to perform, and performance thereof by Landlord, in the event Tenant does not perform the same after demand, shall not constitute a waiver of Tenant's default in failing to perform the same. During the progress of any work on the Premises, Landlord may keep and store thereon all necessary materials, tools and equipment. Landlord shall not be liable for inconvenience, annoyance, disturbance, loss of business or other damage to Tenant by reason of making of repairs or the performance of any work on the Premises, or by reason of bringing materials, supplies or equipment into or through the Premises, and the obligations or Tenant under this Lease shall not thereby be affected in any manner whatsoever; provided, however, that Landlord shall use its best efforts to minimize interference with Tenant's operations in the Premises and shall give Tenant at least one (1) day prior written notice of Landlord's intent to enter the Premises, except in case of an emergency.

                                  SECTION 15.

                               UTILITY CHARGES

     SECTION 15.1. Tenant will pay all charges for gas, fuel, oil, diesel fuel, water, steam, electricity, light, heat, power and telephone and other utility and communication services used, rendered, supplied upon or in connection with the Premises, and shall pay, protect, defend, indemnify and save Landlord harmless from and against, any liability or damages on such account. Landlord shall not be required to pay any such charges.

                                  SECTION 16.

                  CONDITIONAL LIMITATIONS - DEFAULT PROVISIONS

     SECTION 16.1. Any of the following occurrences or acts shall constitute an event of default under this Lease: (i) if Tenant (regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings, in law, in equity, or before any administrative tribunal, which have or might have the effect of preventing Tenant from complying with the terms of this Lease), shall fail to (a) make a payment of fixed rent or any payment of additional rent or any other sum herein or in the Lease specified to be paid by Tenant, within three (3) days after notice from Landlord that such payment is due and unpaid; or (b) observe or perform any of Tenant's other covenants, agreements or obligations hereunder within thirty (30) days after Landlord shall have given notice to Tenant specifying such default (or in the case of default or contingency which cannot with due diligence be cured with such thirty day period, if Tenant shall fail to proceed promptly to cure the same and thereafter to prosecute the curing of such default with all due diligence, it being intended in connection with a default not susceptible of being cured within thirty days that the time of Tenant within which to cure the same shall be extended for such period as may be necessary to complete the curing of the same with due diligence); or (ii) if Tenant shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to the Bankruptcy Code of the United States and its revisions or shall make a general assignment for the benefit of its creditors; or (iii) if a receiver, trustee or liquidator of Tenant or of all or substantially all of the property of Tenant or of the Premises shall be appointed in any proceeding brought by Tenant, or if any such receiver, trustee or liquidator shall be appointed in any proceeding brought against Tenant and if such receiver, trustee or liquidator shall not be discharged within sixty days after such appointment; or (iv) if the Premises shall have been left unoccupied and unattended for thirty consecutive days (exclusive of periods of vacation, labor disturbance or temporary work stoppage at the Premises).

     SECTION 16.2. This Lease and the term and the estate hereby granted are subject to the limitation that whenever an event of default shall have happened and be continuing, Landlord shall have the right at its election, then or at any time thereafter while such event of default shall continue, to give Tenant written notice of Landlord's intention to terminate the Term on a date specified in such notice, which date shall not be less than fifteen (15) days after the date of giving of such notice, and on the date specified in any such notice all right, title and interest of Tenant hereunder shall thereupon expire as fully and completely as if the date specified in such notice were the date specifically fixed herein for the expiration of the Term, unless prior to such date all defaults have been cured and waived, and Tenant shall then peaceably and quietly quit and surrender possession of the Premises to Landlord, but Tenant shall remain liable as hereinafter provided. In the event any such notice is given, Landlord shall have the right to remove all persons and property therefrom. Should Landlord elect to re-enter as herein provided, or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may from time to time re-let the Premises or any part thereof for such term and at such rental and upon such provision and conditions as Landlord may deem advisable, with the right to make alterations in and repairs of the Premises.

     SECTION 16.3.  In the event of any termination of the Term as in this
Section 16 above provided or as permitted by law, Landlord may enter upon the Premises and again have, repossess and enjoy the same as if this Lease had not been made, and in any such event neither Tenant nor any person claiming through or under Tenant by virtue of any statute or an order of any court shall be entitled to possession or to remain in possession of the Premises, but shall forthwith quit and surrender possession of the Premises, and Landlord at its option shall forthwith, notwithstanding any other provision of this Lease to the contrary, be entitled to recover from Tenant (in lieu of all other claims for damages on account of the termination of this Lease), as and for liquidated damages, an amount equal to the excess of all the Rents reserved hereunder for the then unexpired portion of the Term over the fair market rental value of the Premises for such unexpired portion of the Term. Nothing herein contained shall limit or prejudice the right of Landlord, in any bankruptcy or reorganization or insolvency proceeding, to prove for and obtain as liquidated damages, by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount shall be greater than, equal to, or less than the amount of the excess referred to above.

     SECTION 16.4.  As an alternative to the remedies contained in Section
16.3 hereof, if Landlord shall re-enter and obtain possession of the Premises by reason of or following an event of default, Landlord shall have the right without notice to repair or alter the Premises in such manner as to Landlord may seem necessary or advisable so as to put the Premises in good order and to make the same rentable, and shall have the right at Landlord's option to re-let the Premises or any part thereof, and Tenant agrees to pay Landlord on demand all expenses incurred by Landlord in obtaining possession, and in altering, repairing and putting the Premises in good order and condition, and in reletting the same, including reasonable fees of attorneys, architects, and other experts, and also all other reasonable and legitimate expenses or commissions, and Tenant further agrees pay to Landlord upon the dates specified herein for the payment of fixed rents, from the date of such re-entry until the date fixed herein for the expiration of the Term, the sums of money which would have been payable by Tenant as fixed rents hereunder upon said payment dates if Landlord had not re-entered and resumed possession of the Premises, deducting only the net amount of rents, if any, which Landlord shall actually receive (after deducting from the gross receipts the expenses, costs, and payments of every kind which in accordance with the terms of this Lease would have been borne by Tenant) in the meantime from and by any re-letting of the Premises, and Tenant hereby agrees to be and remain liable for all sums aforesaid, as well as for any deficiency aforesaid, and Landlord shall have the right from time to time to begin and maintain successive actions or other legal proceedings against Tenant for the recovery of such deficiency or damages or for a sum equal to any fixed rent or additional rent and any other sums payable hereunder which shall then be due and unpaid, and to recover the same upon the liability of Tenant herein provided, which liability it is expressly covenanted shall survive the issuance of any action to secure possession of the Premises. Nothing herein contained shall be deemed to require Landlord to wait to begin such action or other legal proceeding until the date when this Lease would have expired by limitation had there been no default by Tenant.

     SECTION 16.5. If under any of the preceding provisions of this Section 16 Landlord shall be entitled to give Tenant a notice of termination of the Term, Landlord without giving such notice of termination and notwithstanding the continuance of the Term shall have, to the extent permitted by law, all rights, power and remedies given to Landlord by the preceding provisions of this Section 16, and Tenant shall have the obligations imposed upon it by such provisions. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate the Term unless a written notice of such intention is given to Tenant or unless such termination is decreed by a court of competent jurisdiction.

     SECTION 16.6. The failure of either party to insist upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. A receipt by Landlord of any fixed rent or additional rent with knowledge of the breach of any covenant or agreement contained in this Lease shall not be a waiver of such breach, and no waiver by either party of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by the waiving party. In addition to the other remedies provided in this Lease, Landlord shall be entitled to injunctive relief in case of violation, or attempted or threatened violation, of any covenant, agreement, condition or provision of this Lease and to any other remedy allowed to Landlord at law or in equity.

     SECTION 16.7. Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within ten (10) days after the date such payment is due, Tenant shall pay to Landlord an additional sum of three percent (3%) of the overdue Rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant.

     SECTION 16.8. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue any other remedy provided.

                                  SECTION 17.

                             ESTOPPEL CERTIFICATES

     SECTION 17.1. Tenant shall from time to time upon not less than ten (10) days prior request by Landlord, execute, acknowledge and deliver to Landlord a statement in writing, executed by the president or a vice-president of Tenant, certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and stating the modifications) and the dates to which the fixed rent and additional rent and other charges have been paid, and stating whether or not to the knowledge of the signer of such certificate Landlord is in default of any covenant, agreement or condition contained in this Lease, and if so specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant to this Section 17 may be relied upon by any prospective purchaser or mortgagee of the Premises or any assignee of such mortgagee or by any purchaser of any obligation of Landlord secured by such mortgage. Landlord will from time to time upon not less than ten (10) days prior request by Tenant, execute, acknowledge and deliver to Tenant a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and stating the modifications) and stating whether or not to the knowledge of the signer of such certificate Tenant is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge.

                                  SECTION 18.

                      LIMITATIONS OF LANDLORD'S LIABILITY

     SECTION 18.1. If Landlord is in default of this Lease, and as a consequence, Tenant recovers a money judgment against Landlord, the judgment shall be satisfied only out of the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Landlord in the Premises, and out of rent or other income from such real property receivable by Landlord or out of the consideration received by Landlord from the sale, financing, refinancing, or other disposition of all or any part of Landlord's right, title, and interest in the premises.

     SECTION 18.2. Landlord shall not be personally liable for any deficiency. If Landlord is a partnership or joint venture, the partners of such partnership shall not be personally liable and no partner of Landlord shall be sued or named as a party in any suit or action or service of process be made against any partner of Landlord except as may be necessary to secure jurisdiction of the partnership or joint venture. If Landlord is a corporation, the shareholders, directors, officers, employees, and/or agents of such corporation shall not be personally liable and no shareholder, director, officer, employee or agent of Landlord shall be sued or named as a party in any suit or action or service of process made against any shareholder, director, officer, employee or agent of Landlord. If Landlord is a limited liability company, the members, employees and/or agents of such limited liability company shall not be personally liable and no member, employee or agent of Landlord shall be sued or named as a party in any suit or action or services of process made against any member, employee or agent of Landlord. No partner, shareholder, director, employee, or agent of Landlord shall be required to answer or otherwise plead to any service of process and no judgment will be taken or writ of execution levied against any partner, shareholder, director, employee or agent of Landlord.

     SECTION 18.3 The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only Landlord or the successor-in interest of Landlord under this Lease at the time in question. In the event of any transfer, assignment or the conveyance of Landlord's title or leasehold, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved, from and after the date of such transfer, assignment or conveyance, of all liability for the performance of any covenants or obligations contained in this Lease thereafter to be performed by Landlord and, without further agreement, the transferee of such title or leasehold shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership or ground lease of the Premises. Landlord may transfer its interest in the Premises or this Lease without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on the part of Landlord or the then grantor of any of the terms or conditions of this Lease.

                                  SECTION 19.

                         COVENANTS TO RUN WITH THE LAND

     SECTION 19.1. Each covenant, agreement, stipulation, provision, condition and obligation herein expressed and set forth shall be considered as running with the land and shall extend to, bind and inure to the benefit of, as the case may require, the successors and assigns of Landlord and Tenant, respectively, or their successors in interest, as fully as if such words were written whenever reference to Landlord or Tenant occurs in this Lease.

                                  SECTION 20.

                                   SURRENDER

     SECTION 20.1. Upon the expiration or sooner termination of this Lease, Tenant shall peaceably and quietly leave, yield up and surrender possession of the Premises to Landlord in the same condition in which the Premises were received from Landlord at the commencement of the Term, ordinary wear and tear excepted, and free of occupants and free of any restriction on the immediate use of the Premises by Landlord or others due to the necessity of Tenant having to have the Premises inspected by any governmental authority that had issued a license or permit to Tenant. Tenant shall remove from the Premises within a reasonable time after such expiration or sooner termination all property situated thereon which is not owned by Landlord; and Tenant shall at its sole cost and expense repair any damage caused by such removal. Any property not so removed shall become the property of Landlord, which may thereafter cause such property to be removed from the Premises and disposed of, but the cost of any such removal and disposition shall be borne by Tenant.

                                  SECTION 21.

                                    NOTICES

     SECTION 21.1. All notices, approvals, demands, consents, offers, rejections and requests which may or are required to be given by either party to the other shall be in writing. All notices, approvals, demands, consents, offers, rejections and requests shall be served personally or sent by United States registered or certified mail or by Federal Express (or other nationally recognized reputable overnight delivery service), postage or charge prepaid, addressed to Landlord or Tenant, as the case may be, at its address set forth below, or at such other place as Tenant or Landlord may from time to time designate in a written notice to the other. Notices, approval, demands, consents, offers, rejections and requests which shall be sent to Landlord and Tenant by mail or overnight delivery service in the manner aforesaid shall be deemed sufficiently served or given if deposited in any U.S. Post Office or with any overnight delivery service, but shall not be deemed effective until their actual receipt by the party upon which they are being served.

To Landlord:                  PW Acquisitions I, LLC
                              c/o Paine Webber Real Estate Securities, Inc.
                              1285 Avenue of the Americas
                              19th Floor
                              New York, New York, 10019
                              Attention: William W. Evans, III

With A Copy to:               Health Science Properties, Inc.
                              11440 West Bernardo Court, Suite 170
                              San Diego, California 92127
                              Attention: Gary A. Kreitzer, Esq.

To Tenant:                    Perimmune, Inc.
                              1330 Piccard Drive
                              Rockville, MD 20850
                              Attention: Dr. Michael G. Hanna, Jr.

With A copy To:               Stern & Kresslein, P.A.
                              1003 West Seventh Street, Suite 300
                              Frederick, Maryland 21701
                              Attention: Seymour B. Stern, Esq.


                                  SECTION 22.

                                  SEPARABILITY

     SECTION 22.1. Each covenant and agreement contained in this Lease shall for all purposes be construed to be a separate and independent covenant and agreement, and the breach of any covenant or agreement contained herein by Landlord shall not discharge or relieve Tenant from Tenant's obligation to perform each covenant and agreement contained herein. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid and unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances or other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforced to the fullest extent permitted by law.

                                  SECTION 23.

                             DAMAGE OR DESTRUCTION

     SECTION 23.1. In case of damage or destruction by fire or other casualty to all or part of the Premises, all fixed rent and additional rent provided by this Lease shall continue to be paid without abatement. Tenant shall give Landlord immediate notice of any such damage or destruction. Tenant, as further provided herein, shall promptly cause the repair, restoration and rebuilding of the Premises to the same size, design (interior and exterior), configuration (interior and exterior) and use as the Premises that existed prior to such damage or destruction, all in such manner that after such repair, restoration and rebuilding the value of the Premises shall be at least equal to its value prior to such damage or destruction.

     SECTION 23.2. All insurance proceeds, and an amount equivalent to the deductible coverage on any insurance policy, with respect to any particular casualty resulting in damage or destruction of less than $50,000.00 in the aggregate, less any costs of such recovery (such proceeds and deductible amount being termed "Net Proceeds"), shall be paid to Landlord and delivered to Tenant, to be applied to cost of restoration. Tenant shall, at its sole cost and expense, provide the funds equivalent to the deductible insurance coverage. All Net Proceeds, if any, recovered with respect to any particular casualty resulting in damage or destruction in excess of $50,000.00 shall be applied to the payment of the cost of repairing, restoring and rebuilding the Premises (herein referred to as the "Work"), and shall be paid out from time to time to Tenant as the Work progresses upon the request of Tenant accompanied by a certificate of Tenant and the architect or engineer in charge of the Work stating that: (i) the sum requested has been paid by Tenant to persons who have rendered services or furnished materials from the Work, or is then due to such persons and will be paid from the sum requested; and (ii) no part of the cost of the Work has been the basis for a previous request. Upon the written request of Landlord, the Net Proceeds shall be deposited with Landlord's mortgagee, and Landlord's mortgagee shall pay out said Net Proceeds as hereafter provided. The mortgagee's fees for construction fund control shall be paid solely by Tenant. Otherwise, the Net Proceeds shall be deposited with Landlord for distribution hereunder. Upon completion of the Work, any balance of the Net Proceeds held by Landlord's mortgagee or Landlord, as the case may be, shall be paid to Tenant upon the request of Tenant accompanied by a certificate of Tenant and the architect or engineer in charge of the Work stating that the Work has been completed and that there is no outstanding indebtedness known to Tenant with respect to the Work. Tenant shall furnish to the holder of the Net Proceeds, at the time of each such payment, evidence satisfactory to the holder of the Net Proceeds that there has not been filed with respect to the Premises any vendor's, mechanic's, materialmen's or other lien as a result of the Work which has not been discharged of record or bonded, unless Tenant has instituted proceedings to contest the validity or amount of such lien pursuant to this Lease. The holder of the Net Proceeds shall not be required to pay out any Net Proceeds when the Premises are encumbered by any such lien (unless bonding or proceedings shall have been instituted to contest the same as aforesaid) or if Tenant is otherwise in default under the Lease. Tenant shall be obligated to repair, restore and rebuild notwithstanding that the insurance proceeds may not be sufficient to complete such repair, restoration and rebuilding. The provisions of this Lease respecting repair, maintenance, alterations and improvements, except to the extent that such provisions are clearly inconsistent with the provisions of this Section, shall apply to Work required to be done under this Section. In the event that Landlord's mortgagee applies the Net Proceeds to the payment of Landlord's indebtedness, Landlord shall provide to Tenant an amount equal to the Net Proceeds to be applied to the cost of restoration; provided, however, that if on the date of the damage or destruction the Term has less than five (5) years remaining Landlord shall not have any obligation to provide such sum unless Tenant exercises an option for a Renewal Term pursuant to Section 33.1 within ten (10) days following notice by Landlord to Tenant that Landlord's mortgagee intends to apply, or has applied, the Net Proceeds against Landlord's indebtedness. In the event that Landlord is obligated to and fails to provide to Tenant funds for restoration, Tenant shall have the right (a) to restore the Premises with its own funds, or (b) terminate this Lease with respect to the portion of the Premises damaged or destroyed, or (c) to terminate this Lease in its entirety. If Tenant elects to terminate this Lease with respect to the damaged portion of the Premises (i) the fixed rent shall be proportionately reduced, (ii) the Premises shall thereafter be deemed to exclude the damaged portion thereof, and (iii) Tenant shall have the right to terminate this Lease with respect to the undamaged portion of the Premises. Provided Landlord has notified Tenant in advance of its intention to secure adequate funds to effect repairs to the undamaged portions of the Premises, the Tenant's right to terminate this Lease pursuant to subsection (iii) above shall expire at such time as Landlord notifies Tenant that it has secured funds to effect the repairs, unless prior to such notification Tenant waives its right to require such repairs and accepts the undamaged portion of the Premises at the then reduced rent in satisfaction of the Landlord's obligations to deliver possession of the entire demised premises under this Lease or unless Tenant has prior to such notification executed and delivered a lease for other premises consisting of not less than 130,000 square feet of rentable area. In the event that (x) Tenant has elected to terminate this Lease with respect to the damaged portion of the Premises and (y) Tenant's right to terminate this Lease with respect to the undamaged portion of the Premises has expired, this Lease shall be deemed to have been amended to include within the Premises the damaged portion thereof from and after the date on which Tenant's right to terminate shall have expired.

     SECTION 23.3. If the Premises is so damaged or destroyed by fire or other casualty as to be no longer economically useful to Tenant in the conduct of its business, Tenant in lieu of repairing, restoring and rebuilding such improvements may terminate this Lease by giving not less than thirty (30) days notice of such termination to Landlord. Notice having been so given, this Lease shall terminate on the date specified in such notice, and all Net Proceeds payable as a result of such damage or destruction, except any insurance proceeds payable to Tenant for loss of its use and occupancy, shall be paid to Landlord.

                                  SECTION 24.

                                  CONDEMNATION

     SECTION 24.1. If during the Term: (a) the whole of the Premises is taken for any public or quasi-public use, under any statute, or by right of eminent domain; or (b) if any part of the Premises is so taken, and the part not taken is insufficient for the operation of the Tenant's business at the Premises, then when possession has been taken thereunder, this Lease shall terminate, the fixed rent, additional rent, and the other items payable under this Lease shall be adjusted and paid to the time of such possession, and Landlord shall be entitled to the entire award, compensation or damages from the condemning authority. If any such taking is insufficient, under the provisions of this Section to terminate this Lease, Landlord shall be entitled to the entire award, compensation or damages from the condemning authority. This Lease shall remain unaffected, except:

              (a) the fixed rent shall be reduced by an amount equal to the square footage of the taking of constructed improvements multiplied by the fixed rent measured on a square footage basis immediately before the taking. Until the new fixed rent is determined, Tenant shall pay the rate thereinbefore specified, and, upon such determination, an appropriate adjustment shall be made and Tenant shall receive credit for any overpayment.

              (b) Tenant shall proceed diligently to repair, restore and rebuild the Premises as nearly as possible to its character, condition and value immediately prior to such condemnation. Landlord shall make available to Tenant so much of the award as is actually received by Landlord, less all reasonable expenses paid or incurred by Landlord in the condemnation proceeding, as may be necessary to pay for the cost of repairing, restoring and rebuilding. All repairs, restoration and rebuilding shall be performed in accordance with the provision of this Lease and payments to Tenant shall be disbursed in the manner set forth in Section 23. Any balance of said award thereafter shall be the sole property of Landlord.

       SECTION 24.2. In the event of any taking or condemnation, Tenant shall not be entitled to compensation for the value of its leasehold estate so taken or condemned and Tenant shall have no right to participate in the condemnation proceedings. However, Tenant may make a separate claim in its own name for loss of business, moving expenses and the unamortized cost of fixtures and equipment paid for by Tenant during the Term and taken, condemned or injured; provided that Tenant's award, compensation or damages shall not reduce Landlord's award.


                                  SECTION 25.

                                 MODIFICATIONS

       SECTION 25.1. No other agreement, statement, or promise made by either party hereto or by any employee, officer, or agent of either party hereto relating to the subject matter of this Lease which is not contained herein shall be binding or valid, unless subsequently agreed in writing between the parties hereto. No provision of this Lease shall be construed to waive or impair any of Tenant's rights pursuant to any other agreement between Landlord and Tenant.


                                  SECTION 26.

                               HAZARDOUS MATERIAL

       SECTION 26.1. Tenant shall not cause or permit any Hazardous Material (as hereinafter defined) to be brought upon, kept or used in or about the Premises in violation of applicable law by Tenant, its agents, employees, contractors or invitees. If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials results in contamination of the Premises, or any adjacent property or if contamination of the Premises, or any adjacent property by Hazardous Material otherwise occurs during the Term or any extension or renewal hereof or holding over hereunder, then Tenant shall indemnify, defend and hold Landlord, its agents and contractors harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, damages arising from any adverse impact on marketing of space in the Premises, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the air, soil or ground water above, on or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises or any adjacent property caused or permitted by Tenant results in any contamination of the Premises or any adjacent property, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises or any adjacent property, to the condition existing prior to the time of such contamination, provided that Landlord's approval of such action shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises.

          SECTION 26.2. Landlord acknowledges that it is not the intent of this
Section 26 to prohibit Tenant from operating its business. Tenant may operate its business according to the custom of the industry so long as the use or presence of Hazardous Material is strictly and properly monitored according to all applicable governmental requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Material in connection with its business, Tenant agrees to promptly deliver to Landlord a list identifying each type of Hazardous Material to be present on the Premises and setting forth any and all governmental approvals or permits required in connection with the presence of such Hazardous Material on the Premises ("Hazardous Material List"). Tenant shall deliver to Landlord an updated Hazardous Material List at least once a year and shall also deliver an updated list before any new Hazardous Material is brought onto the Premises. Tenant shall promptly deliver to Landlord true and correct copies of the following documents (hereinafter referred to as the "Documents") relating to the handling, storage, disposal and emission of Hazardous Material: permits; approvals; reports and correspondence; storage and management plans, notice of violations of any laws; plans relating to the installation of any storage tanks to be installed on or under the Premises; and all closure plans or any other documents required by any and all federal, state and local governmental agencies and authorities for any storage tanks installed in, on or under the Premises for the closure of any such tanks. Tenant is not required, however, to provide Landlord with any portion(s) of the Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Material or hazardous activities. It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant's business should such information become possessed by Tenant's competitors.

          SECTION 26.3. At any time, and from time to time, prior to the expiration of the Term, Landlord shall have the right to conduct appropriate tests of the Premises, to demonstrate that contamination has occurred as a result of Tenant's use of the Premises. Tenant shall be solely responsible for and shall defend, indemnify and hold Landlord, its agents and contractors harmless from and against any and all claims, costs and liabilities including actual attorneys' fees, charges and disbursements, arising out of or in connection with any removal, clean up, restoration and materials required hereunder to return the Premises and any other property of whatever nature to their condition existing prior to the time of any such contamination. Tenant shall pay for the cost of the tests of the Premises.

          SECTION 26.4. If underground or other storage tanks storing Hazardous Materials are located on the Premises or are hereafter placed on the Premises by any party, Tenant shall monitor the storage tanks, maintain appropriate records, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other steps necessary or required under all applicable laws.

          SECTION 26.5. Tenant's obligations under this Section 26 shall survive the expiration or earlier termination of the Lease.

          SECTION 26.6. As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of Maryland or the United States government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) a "hazardous substance" or "hazardous waste" as defined by Maryland Environment Code Ann., Title 7, Subtitle 2 (1993), as amended from time to time, and regulations promulgated thereunder; (ii) "oil" as defined by Maryland Environmental Code Ann., Section 4-401(g)(1993), as amended from time to time, and regulations promulgated thereunder; (iii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (iv) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conversation and Recovery Act, 42 U.S.C. Section 6901, et. seq. (42 U.S.C.

Section 6903), or (v) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et. seq. (42 U.S.C. Section 9601).



                                  SECTION 27.

                         SUBORDINATION/NON-DISTURBANCE

     SECTION 27.1. This Lease is subject and subordinate at all times to the lien of all mortgages, indentures and deeds of trust in any amount whatsoever which are now or hereafter placed on or against Landlord's interest or the estate in the Premises, provided that the mortgagee or beneficiary under such mortgage, indenture or deed of trust shall agree in writing that, in the event of foreclosure of same or of any other such action or proceeding for the enforcement thereof, or of any sale thereunder, this Lease will not be barred, terminated, cut off or foreclosed nor will the rights and possession of Tenant hereunder be disturbed if Tenant shall not then be in default in the payment of Rent or other sums beyond the applicable cure period and shall not otherwise be in default under the terms of this Lease beyond the applicable cure period and shall not otherwise be in default under the terms of this Lease beyond the applicable cure period. Tenant shall attorn to purchaser at such foreclosure sale, sale or other action or proceeding. The foregoing subordination shall be effective without the necessity of having any further instruments executed by Tenant. Tenant shall nonetheless execute upon demand such further instruments evidencing such subordination as may be reasonably requested by Landlord or any mortgagee or beneficiary and which are consistent with the foregoing provisions of this Section 27.1. Tenant shall have the right (but shall not be obligated) to correct or remedy, any default upon the part of Landlord to be made in respect to or on account of, any mortgage, indenture, trust deed, or lien by Landlord so made, placed or created, as superior to that of Tenant's estate hereunder. Landlord agrees that, in the event Tenant shall make any such payment so in default, Tenant shall thereupon be subrogated pro tanto to the rights of such mortgagee, lien holder, or beneficiary, and Tenant may deduct the same from the installments of fixed rent that are becoming due and payable hereunder, until the amount of any such payment by Tenant shall have been fully deducted from the fixed rent so due hereunder.



                                  SECTION 28.

                      TENANT ACCEPTS THE PREMISES "AS IS"

     SECTION 28.1. Tenant has occupied the Premises for several years and thus is fully familiar with the condition of the Premises and the buildings, improvements, fixtures and equipment thereof. Landlord has made no representations of any nature in connection with the condition of the Premises or the buildings, improvements, fixtures or equipment thereon; and Landlord shall not be liable for any latent or patent defects therein. Tenant shall be presumed to have accepted possession of the Premises under this Lease on the first day of the Term, and such acceptance of possession by Tenant shall be conclusive evidence as against Tenant that the Premises is in good and satisfactory condition when possession of the same is so accepted.



                                  SECTION 29.

                                   BANKRUPTCY

     SECTION 29.1. In the event a debtor, trustee, or debtor in possession under the Bankruptcy Code, or other person with similar rights, duties and powers under any other law, proposes to cure any default under this Lease or to assume or assign this Lease, and is obliged to provide adequate assurance to Landlord that (i) a default will be cured, (ii) Landlord will be compensated for its damages arising from any breach of this Lease, or (iii) future performance under this Lease will occur, then adequate assurance shall include any or all of the following, as designated by Landlord.

     (a) Those acts specified in the Bankruptcy Code or other law as included within the meaning of adequate assurance, even if this Lease does not concern a shopping center or other facility described in such laws;

     (b) A prompt cash payment to compensate Landlord for any monetary defaults or actual damages arising directly from a breach of this Lease;

     (c) A cash deposit in an amount at least equal to two (2) month's fixed rent;

     (d) The assumption or assignment of all of Tenant's interest and obligations under this Lease.

                                  SECTION 30.

                                    BROKERS

     SECTION 30.1. Tenant represents and warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than Manekin Corporation, Smithy Braedon and Kline/Scott/Visco, as have been disclosed in writing to Landlord and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Tenant acknowledges that Landlord has no obligation to pay any fee or commission of any kind whatsoever to the aforementioned brokers in connection with this Lease and Tenant hereby agrees to indemnify and hold Landlord harmless against any claim for brokerage or other compensation by any broker, agent or finder including the aforementioned brokers.

     SECTION 30.2. Tenant represents and warrants that no broker or agent has made any representation or warranty relied upon by Tenant in Tenant's decision to enter into this Lease other than as contained in this Lease.

                                  SECTION 31.

                     WAIVER OF JURY TRIAL AND COUNTERCLAIMS

     SECTION 13.1. The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaims brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any claim of injury or damage.

                                  SECTION 32.

                            WAIVER AND MODIFICATION

     SECTION 32.1. No provision of this Lease may be modified, amended or added to except by an agreement in writing. The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.

                                  SECTION 33.

                                OPTIONS TO RENEW

     SECTION 33.1. Provided Tenant is not in default under this Lease, Tenant shall have the right, at its option, to extend this Lease for four (4) successive terms (each, a "Renewal

Term") of five (5) years by giving Landlord notice of such election at any time not later than one year preceding the scheduled date of expiration of this Lease, and upon the giving of such notice this Lease thereupon shall, subject to the provision of Section 33.2, be automatically extended for a Renewal Term with the same force and effect as if the Renewal Term had been originally included in the Term, without the execution of any further instrument.

     SECTION 33.2. Any notice of election to exercise an option to extend as hereinabove provided must be in writing and sent to Landlord as provided in
Section 21. In addition, if prior to the exercise of an option to extend Tenant herein named shall have assigned this Lease, no notice by the then Tenant of election to exercise an option to extend shall be valid unless joined in or consented to in writing by Tenant herein named (which consent, in order for the exercise of such option to be effective, shall be delivered to Landlord at or prior to the time of the exercise of the option as to which the consent of Tenant herein named has been given). Neither any option granted to Tenant in this Section to extend the Term, nor the exercise of any such option by Tenant, shall prevent Landlord from exercising any option or right granted or reserved to Landlord in this Lease to terminate this Lease and the effective exercise of any such right of termination by Landlord shall terminate any such renewal or extension and any right of Tenant to any such renewal or extension, whether or not Tenant shall have exercised any such option to extend the Term. Any such option or right on the part of Landlord to terminate this Lease pursuant to the provisions hereof shall continue during the Renewal Terms.

     SECTION 33.3. All of the terms, covenants and conditions of this Lease shall continue in full force and effect during the Renewal Terms except that (a) the fixed rent for the Renewal Terms shall be as set forth in Section 33.4 (all other rent and charges payable by Tenant remaining unaffected), and (b) there shall be no further privilege of extension of this Lease beyond the fourth (4th) Renewal Term.

     SECTION 33.4.  Fixed rent during the Renewal Terms shall be as follows:

          (a) Two Million Two Hundred Ten Thousand Seven Hundred Forty Two and 00/100 Dollars ($2,210,742.00) per annum for the period from the first day of the first Renewal Term through the last day of the first year of the first Renewal Term. On each anniversary of the first day of the first Renewal Term, the fixed rent shall be increased by an amount equal to three percent (3%) of the fixed rent then in effect;

          (b) Fixed rent for the first year of the second, third and fourth Renewal Terms shall be an amount equal to the fixed rent then in effect plus an amount equal to three percent (3%) thereof. On each anniversary of the first day of each Renewal Term, the fixed rent shall be increased by an amount equal to three percent (3%) of the fixed rent then in effect.

                                  SECTION 34.

                                    CAPTIONS

     SECTION 34.1. The captions herein are inserted only as a matter of convenience for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provisions thereof.

                                  SECTION 35.

                          DECLARATION OF GOVERNING LAW

     SECTION 35.1. This Lease shall be governed by, construed and enforced in accordance with laws of the State of Maryland.

                                  SECTION 36.

                                  HOLDING OVER

       SECTION 36.1. If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to one hundred fifty percent (150%) of the rent (fixed rent and additional rent) in effect during the last thirty (30) days of the Term.


                                  SECTION 37.

                             SUCCESSORS AND ASSIGNS

       SECTION 37.1. Every provision of this Lease will bind and inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties. Neuter pronouns will be construed as masculine or feminine pronouns, and singular pronouns and verbs will be construed as plural where the context requires.


                                  SECTION 38.

                                  COUNTERPARTS

       SECTION 38.1. This Lease may be executed in counterparts, each of which shall constitute but one and the same instrument.

       WITNESS WHEREOF, Landlord and Tenant have respectively caused this Lease to be executed as of the 15th day of January 1997.


LANDLORD:                                 TENANT:

PW ACQUISITIONS I, LLC, a Delaware        PERIMMUNE, INC.
limited liability company
                                          By:    (illegible)
By: PW REALTY PARTNERS, LLC,                 -----------------------------
    a Delaware limited liability
    company                               Its:   (illegible)
                                              ----------------------------
    By: PW ACQUISITIONS CORP.,
        a Delaware corporation            Date:  Jan. 13, 1997
                                               ---------------------------
        By:
           --------------------------
           Kevin D. Cox
           Vice President